UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2015

Paperweight Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On September 17, 2015, the Audit Committee (“Audit Committee”) of the Board of Directors of Paperweight Development Corp. (the “Company”) approved (i) the appointment of McGladrey LLP (“McGladrey”) as the new independent registered public accounting firm of the Company and its subsidiaries, including Appvion, Inc., and (ii) the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, each effective September 18, 2015. The appointment and dismissal was a result of a competitive bidding process involving several accounting firms, including PwC.

The audit reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended January 3, 2015 and December 28, 2013, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended January 3, 2015 and December 28, 2013, and the subsequent interim periods through September 17, 2015, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), which, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s fiscal years ended January 3, 2015 and December 28, 2013 and the subsequent interim periods through September 17, 2015, there was one “reportable event” (as that term is defined by Item 304(a)(1)(v) of Regulation S-K). As disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 28, 2013 (the “2013 10-K/A”) and the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 (the “2014 10-K”), management concluded that the Company did not maintain effective internal control over financial reporting as of December 28, 2013 or January 3, 2015, as a result of a material weakness described in Item 9A of the 2013 10-K/A and 2014 10-K, respectively, which disclosure is incorporated herein by reference. As of April 5, 2015, management concluded that the material weakness had been remediated and that the Company’s disclosure controls and procedures were effective as of such date, as more fully disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 2015, which disclosure is incorporated herein by reference. Pursuant to Section 404(c) of the Sarbanes-Oxley Act of 2002, PwC was not required to attest to the Company’s internal control over financial reporting. However, the Audit Committee has discussed the material weakness in the Company’s internal control over financial reporting with PwC and has authorized PwC to respond fully to any inquiries from McGladrey concerning such material weakness.

The Company has provided PwC with a copy of this Form 8-K and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of PwC’s letter, dated September 22, 2015, is attached as Exhibit 16.1 to this Form 8-K.

(b) During the Company’s fiscal years ended January 3, 2015 and December 28, 2013 and through the subsequent interim period through September 17, 2015, neither the Company, nor anyone on its behalf, consulted McGladrey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is interpreted in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PwC addressed to the Securities and Exchange Commission, dated as of September 22, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2015

By:	/s/ Thomas J. Ferree
Chief Financial Officer